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                                                                    EXHIBIT 23.2


                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors

Petroleum Helicopters, Inc.



We consent to the use of our report dated June 11, 1999, with respect to the consolidated balance sheet of Petroleum Helicopters, Inc. and subsidiaries as of April 30, 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the two year period ended April 30, 1999, incorporated herein by reference.



/s/ KPMG LLP



New Orleans, Louisiana

November 21, 2001